Exhibit 5.1

July 26, 2019

Dow Inc.

The Dow Chemical Company

2211 H.H. Dow Way,

Midland, Michigan 48674

Ladies and Gentlemen:

We have acted as counsel to Dow Inc. (“Dow”), a Delaware corporation, and The Dow Chemical Company (“TDCC” and together with Dow, the “Registrants”), a Delaware corporation, in connection with the preparation and filing by the Registrants of a registration statement on Form S-3ASR (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) by the Registrants of (i) shares of Dow’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of Dow’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) depositary shares of Dow (“Depositary Shares”), (iv) debt securities of Dow (“Dow Debt Securities”) and debt securities of TDCC (“TDCC Debt Securities” and together with the Dow Debt Securities, the “Debt Securities”), (v) guarantees of debt securities of Dow by TDCC (“TDCC Guarantees”) and guarantees of debt securities of TDCC by Dow (“Dow Guarantees” and together with the TDCC Guarantees, the “Guarantees”), (vi) warrants of Dow to purchase Common Stock, Preferred Stock and Debt Securities (“Dow Warrants”) and warrants of TDCC to purchase Debt Securities (“TDCC Warrants” and together with the Dow Warrants, the “Warrants”), (vii) stock purchase contracts of Dow for the purchase of shares of Common Stock or Preferred Stock (the “Stock Purchase Contracts”), (viii) stock purchase units of Dow consisting of one or more Stock Purchase Contracts and either Dow Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units”), and (ix) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities, Warrants or settlement of any Stock Purchase Contracts or Stock Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus and as shall be designated by the applicable Registrant at the time of the applicable offering. The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are hereinafter referred to, collectively, as the “Securities.”

The Dow Debt Securities will be issued in one or more series pursuant to an indenture proposed to be entered into by Dow and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement (the “Dow Indenture”). The TDCC Debt Securities will be issued in one or more series pursuant to an indenture, proposed to be entered into by TDCC, Dow, and the Trustee, the form of which is filed as an exhibit to the Registration Statement (the “TDCC Indenture” and together with the Dow Indenture, the “Indentures”). The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). Each Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Depositary Shares evidenced by depositary receipts representing fractional shares of Preferred Stock, will be issued pursuant to a deposit agreement (each, a “Deposit Agreement”) to be entered into between Dow and a bank or trust company, as a depositary (each, a “Depositary”). Each Deposit Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) to be entered into between Dow or TDCC, as applicable, and a bank or trust company, as warrant agent (each, a “Warrant Agent”). Each Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Stock Purchase Contracts will be issued pursuant to a purchase agreement (each, a “Stock Purchase Contract Agreement”) to be entered into between Dow and a bank or trust company, as stock purchase contract agent (each, a “Stock Purchase Contract Agent”). Each Stock Purchase Contract Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Stock Purchase Units will be issued pursuant to a purchase agreement (each, a “Stock Purchase Unit Agreement”) to be entered into between Dow and a bank or trust company, as stock purchase unit agent (each, a “Stock Purchase Unit Agent”). Each Stock Purchase Unit Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

As used herein, “Transaction Agreements” means the Indentures, the Deposit Agreements, the Warrant Agreements, the Stock Purchase Contract Agreements, the Stock Purchase Unit Agreements and any applicable underwriting or purchase agreement.

In that connection, we have reviewed the following documents:

(a)	The Forms of the Indentures;

(b)	The Registration Statement;

(c)	The Prospectus; and

(d)

Originals or copies of the amended and restated certificate of incorporation and amended and restated bylaws of the Registrants, as amended through the date hereof, such other corporate records of the Registrants, certificates of public officials and of officers of the Registrants and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Registrants.

(e)	That each of the Transaction Agreements will be governed by New York law.

In our opinions stated below, we assume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein:

(a)	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act;

(b)	an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act;

(c)

the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Registrants and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; and

(d)	the terms of the applicable Transaction Agreements and the issuance and sale of such Securities do not and will not:

i.	contravene the amended and restated certificate of incorporation, or amended and restated bylaws of the applicable Registrant;

ii.	violate any law, rule or regulation applicable to the relevant Registrant; or

iii.	result in any conflict with or breach of any agreement or document binding on the applicable Registrant.

(e)

no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Registrants of any of the Transaction Agreements to which the applicable Registrant is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including, in each case, the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Registrants, Transaction Agreements and for purposes of our opinions in paragraphs 1, 2 and 3 below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Registrants, the Transaction Agreements or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Transaction Agreements or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.

When the general conditions have been satisfied and (i) the final terms of issuance and sale of the applicable shares of Common Stock, including any Indeterminate Securities constituting Common Stock, have been duly established and approved by Dow’s board of directors in conformity with the Dow’s amended and restated certificate of incorporation, (ii) all corporate action necessary for issuance of the Common Stock has been taken, and (iii) such shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by Dow’s board of directors, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.

When the general conditions have been satisfied and (i) the final terms of the Preferred Stock, including any shares of Preferred Stock to be deposited with a Depositary in connection with the issuance of Depositary Shares and any Indeterminate Securities constituting Preferred Stock, have been duly established and approved by Dow’s board of directors in conformity with the Dow’s amended and restated certificate of incorporation, (ii) such shares of Preferred Stock are issued and delivered to the purchasers thereof (or to the applicable Depositary for deposit in accordance with the applicable Depositary Agreement in connection with the issuance of Depositary Shares) against payment of the consideration therefor duly approved by Dow’s board of directors, and (iii) all corporate action necessary for issuance of the Preferred Stock has been taken, including the adoption and filing of a certificate of designation relating thereto, the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.

When the general conditions have been satisfied and (i) the Depositary Shares, including any Indeterminate Securities constituting Depositary Shares, have been duly authorized, and the applicable Deposit Agreement has been duly authorized, (ii) the final terms of the Depositary Shares have been duly established and approved in accordance with the applicable Depositary Agreement, and (iii) the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Depositary Agreement and delivered to the purchasers thereof against payment of the consideration therefore duly approved by Dow’s board of directors, the Depositary Shares will be duly authorized, validly issued, fully paid and non-assessable and the applicable Deposit Agreement will be the legal, valid and binding obligation of Dow, enforceable against Dow in accordance with its terms.

4.

When the general conditions have been satisfied and (i) the Debt Securities, including any Indeterminate Securities constituting Debt Securities, have been duly authorized (including any Guarantees endorsed thereon), (ii) the final terms thereof have been duly established and approved in accordance with the applicable Indenture and (iii) the Debt Securities (including any Guarantees endorsed thereon) have been duly executed by the relevant Registrant, and authenticated by the Trustee in accordance with the applicable Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the applicable Registrant, the Debt Securities, and any Guarantees endorsed thereon, will be the legal, valid and binding obligations of the applicable Registrant, enforceable against such Registrant, in accordance with their terms and entitled to the benefits of the applicable Indenture.

5.

When the general conditions have been satisfied and (i) the Warrants have been duly authorized, (ii) the final terms of the Warrants have been duly established and approved in accordance with the applicable Warrant Agreement, and (iii) certificates representing the Warrants have been duly executed by the applicable Registrant and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the applicable Registrant, the Warrants will be the legal, valid and binding obligations of the applicable Registrant, enforceable against the applicable Registrant in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement, and the applicable Warrant Agreement will be the legal, valid and binding obligation of the applicable Registrants, enforceable against the applicable Registrant in accordance with its terms.

6.

When the general conditions have been satisfied and (i) the Stock Purchase Contracts have been duly authorized, (ii) the final terms of the Stock Purchase Contracts have been duly established and approved in accordance with the applicable Stock Purchase Contract Agreement and (iii) certificates representing the Stock Purchase Contracts have been duly executed by Dow and countersigned by the applicable Stock Purchase Contract Agent in accordance with the applicable Stock Purchase Contract Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by Dow, the Stock Purchase Contracts will be the legal, valid and binding obligations of Dow, enforceable against Dow in accordance with their terms and entitled to the benefits of the applicable Stock Purchase Contract Agreement, and the applicable Stock Purchase Contract Agreement will be the legal, valid and binding obligation of Dow, enforceable against Dow in accordance with its terms.

7.

When the general conditions have been satisfied and (i) the Stock Purchase Units have been duly authorized, (ii) the final terms of the Stock Purchase Units have been duly established and approved in accordance with the applicable Stock Purchase Unit Agreement and (iii) certificates representing the Stock Purchase Units have been duly executed by Dow and countersigned by the applicable Stock Purchase Unit Agent in accordance with the applicable Stock Purchase Unit Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by Dow, the Stock Purchase Units will be the legal, valid and binding obligations of Dow, enforceable against Dow in accordance with their terms and entitled to the benefits of the applicable Stock Purchase Unit Agreement, and the applicable Stock Purchase Unit Agreement will be the legal, valid and binding obligation of Dow, enforceable against Dow in accordance with its terms.

Our opinions expressed above are subject to the following qualifications:

(a)    Our opinions in paragraphs 2, 3, 4, 5, 6 and 7 are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)    Our opinions in paragraphs 2, 3, 4, 5, 6 and 7 are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)    Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein. This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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